Exhibit 99.1

Okta Announces Record First Quarter Fiscal 2019 Financial Results

•	Q1 revenue totaled $83.6 million, growing 60% year-over-year

•	Positive Q1 operating cash flow

•	Q1 operating cash flow margin improved 23 percentage points year-over-year; free cash flow margin improved 24 percentage points year-over-year

SAN FRANCISCO – June 6, 2018 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its first fiscal quarter ended April 30, 2018.

"We had another strong quarter and a fantastic start to the year. Coming off the heels of Oktane18, our annual customer conference, it's clear that organizations see the strategic importance of identity and Okta's value as an independent and neutral cloud platform," said Todd McKinnon, chief executive officer at Okta. "Our growth is driven by three areas of focus that align with the needs of our customers: connecting people seamlessly to all of their technologies, providing an identity layer for customer facing applications, and strengthening security while making technology easier to use. The power of the Okta Integration Network with the Okta Identity Cloud uniquely positions us as the leading identity platform."

First Quarter Fiscal 2019 Financial Highlights:

•	Revenue: Total revenue was $83.6 million, an increase of 60% year-over-year. Subscription revenue was $76.8 million, an increase of 59% year-over-year.

•
Operating Loss: GAAP operating loss was $25.0 million, or 29.9% of total revenue, compared to $27.4 million in the first quarter of fiscal 2018, or 52.4% of total revenue. Non-GAAP operating loss was $10.8 million, or 13.0% of total revenue, compared to $18.5 million in the first quarter of fiscal 2018, or 35.4% of total revenue.

•
Net Loss: GAAP net loss was $26.0 million, compared to $27.7 million in the first quarter of fiscal 2018. GAAP net loss per share was $0.25, compared to $0.70 in the first quarter of fiscal 2018. Non-GAAP net loss was $9.4 million, compared to $18.8 million in the first quarter of fiscal 2018. Non-GAAP net loss per share was $0.09, compared to $0.47 in the first quarter of fiscal 2018.

•
Cash Flow: Net cash provided by operations was $4.0 million, or 4.8% of total revenue, compared to cash used in operations of $9.7 million, or 18.5% of total revenue, in the first quarter of fiscal 2018. Free cash flow was negative $1.6 million, or 1.9% of total revenue, compared to negative $13.3 million, or 25.5% of total revenue, in the first quarter of fiscal 2018.

•	Cash, cash equivalents and short-term investments were $547.0 million as of April 30, 2018.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
For the second quarter of fiscal 2019, the Company currently expects:

•	Total revenue of $84 to $85 million, representing a growth rate of 39 to 41% year-over-year

•	Non-GAAP operating loss of $23 to $22 million

•	Non-GAAP net loss per share of $0.21 to $0.20, assuming shares outstanding of approximately 106 million

For the full fiscal 2019, the Company now expects:

•	Total revenue of $353 to $357 million, representing a growth rate of 38 to 39% year-over-year

•	Non-GAAP operating loss of $67 to $62 million

•	Non-GAAP net loss per share of $0.58 to $0.54, assuming shares outstanding of approximately 107 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:
Okta will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on June 6, 2018. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. Interested parties can access the call by dialing (866) 548-4713 or (323) 794-2093 and using the passcode 7883791.
A live webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com. A telephonic replay of the conference call will be available through June 20, 2018 and may be accessed by dialing (888) 203-1112 or (719) 457-0820, using the passcode 7883791.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Recently Adopted Accounting Pronouncements:
In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). Topic 606 supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition (Topic 605), and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. Topic 606 also includes Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. Collectively, we refer to Topic 606 and Subtopic 340-40 as "ASC 606."
We adopted the requirements of ASC 606 as of February 1, 2018, utilizing the full retrospective method of transition. Adoption of ASC 606 resulted in changes to our accounting policies for revenue recognition and deferred commissions. The impact of adopting ASC 606 on fiscal 2018 and 2017 revenue is not material. The primary impact of adopting ASC 606 relates to the deferral of incremental commission costs of obtaining contracts. Under Topic 605, we deferred only direct and incremental commission costs to obtain a contract and amortized those costs on a straight-line basis over the term of the related contract, which was generally one to three years. Under ASC 606, we defer all incremental commission costs to obtain the contract. We amortize these costs on a straight-line basis over a period of benefit, determined to be generally five years.
We adjusted our condensed consolidated financial statements presented herein from amounts previously reported due to the adoption of ASC 606.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and calculated billings. The accompanying tables present and define calculated billings consistent with ASC 606. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount, and amortization of intangible assets.
Okta believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Okta’s control. Okta’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company's filings and reports with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended January 31, 2018, as well as other filings and reports that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our products may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; assertions by third parties that we violate their intellectual property rights could substantially harm our business; any unreleased products, features or functionality referenced in this or other presentations, press releases or public statements are not currently available and may not be delivered on time or at all; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could harm our reputation, create additional liability and adversely impact our financial results; the risk of interruptions or performance problems, including a service outage, associated with our technology; intense competition in our market; weakened global economic conditions may adversely affect our industry; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to pay off our convertible senior notes when due; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Okta’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Okta undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Okta’s views as of any date subsequent to the date of this press release.

About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to both secure and manage their extended enterprise, and transform their customers’ experiences. With over 5,500 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely adopt the technologies they need to fulfill their missions. Over 4,700 organizations, including 20th Century Fox, JetBlue, Nordstrom, Slack, Teach for America and Twilio, trust Okta to securely connect their people and technology.

Investor Contact:
Catherine Buan
investor@okta.com
415-604-3346

Media Contact:
Jenna Kozel
press@okta.com
888-722-7871

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2018	2017
		As Adjusted (1)

Revenue:
Subscription	$76,841	$48,279
Professional services and other	6,780	4,046
Total revenue	83,621	52,325
Cost of revenue:
Subscription (2)	16,332	11,157
Professional services and other (2)	7,775	6,306
Total cost of revenue	24,107	17,463
Gross profit	59,514	34,862
Operating expenses:
Research and development (2)	19,929	15,359
Sales and marketing (2)	49,493	35,303
General and administrative (2)	15,070	11,639
Total operating expenses	84,492	62,301
Operating loss	(24,978)	(27,439)
Other expense, net	(1,215)	(19)
Loss before provision for (benefit from) income taxes	(26,193)	(27,458)
Provision for (benefit from) income taxes	(231)	248
Net loss	$(25,962)	$(27,706)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.70)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	104,203	39,783

___________________________________

(1)	The condensed consolidated statement of operations for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

(2)	Amounts include share-based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2018	2017

Cost of subscription revenue	$1,529	$686
Cost of professional services and other revenue	889	469
Research and development	4,213	3,301
Sales and marketing	4,153	2,375
General and administrative	3,351	2,075
Total share-based compensation expense	$14,135	$8,906

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 30, 2018	January 31, 2018
		As Adjusted (1)

Assets
Current assets:
Cash and cash equivalents	$211,756	$127,949
Short-term investments	335,285	101,765
Accounts receivable, net of allowances of $1,569 and $1,472	50,368	52,248
Deferred commissions	18,551	17,755
Prepaid expenses and other current assets	20,203	17,781
Total current assets	636,163	317,498
Property and equipment, net	19,176	12,540
Deferred commissions, noncurrent	41,077	40,755
Intangible assets, net	11,863	11,761
Goodwill	6,282	6,282
Other assets	12,343	10,427
Total assets	$726,904	$399,263
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,830	$9,566
Accrued expenses and other current liabilities	4,896	6,187
Accrued compensation	12,652	12,374
Deferred revenue	173,548	159,816
Total current liabilities	202,926	187,943
Convertible senior notes, net	259,920	—
Deferred revenue, noncurrent	4,346	4,963
Other liabilities, noncurrent	10,095	7,017
Total liabilities	477,287	199,923
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	9	7
Class B common stock	2	3
Additional paid-in capital	642,460	565,653
Accumulated other comprehensive income (loss)	(178)	391
Accumulated deficit	(392,676)	(366,714)
Total stockholders’ equity	249,617	199,340
Total liabilities and stockholders’ equity	$726,904	$399,263

(1)	The condensed consolidated balance sheet for the prior period has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2018	2017
		As Adjusted (1)

Cash flows from operating activities:
Net loss	$(25,962)	$(27,706)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	14,135	8,906
Depreciation, amortization and accretion	2,069	1,575
Amortization of debt discount and issuance costs	2,571	—
Amortization of deferred commissions	4,572	2,162
Deferred income taxes	(348)	—
Other	161	270
Changes in operating assets and liabilities:
Accounts receivable	1,719	2,243
Deferred commissions	(5,693)	(3,033)
Prepaid expenses and other assets	(3,983)	(3,756)
Accounts payable	2,339	3,236
Accrued compensation	329	(2,121)
Accrued expenses and other liabilities	(1,051)	323
Deferred revenue	13,114	8,215
Net cash provided by (used in) operating activities	3,972	(9,686)
Cash flows from investing activities:
Capitalization of internal-use software costs	(1,051)	(1,208)
Purchases of property and equipment	(4,477)	(2,448)
Purchases of securities available for sale	(252,914)	—
Proceeds from maturities of securities available for sale	19,500	10,335
Proceeds from sales of securities available for sale	—	1,538
Net cash provided by (used in) investing activities	(238,942)	8,217
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	199,997
Proceeds from issuance of convertible senior notes, net of issuance costs	335,055	—
Purchase of convertible senior notes hedge	(80,040)	—
Proceeds from issuance of warrants related to convertible notes	52,440	—
Payments of deferred offering costs	—	(2,246)
Proceeds from stock option exercises, net of repurchases	12,196	2,564
Other	(206)	(207)
Net cash provided by financing activities	319,445	200,108
Effects of changes in foreign currency exchange rates on cash and cash equivalents	(387)	68
Net increase in cash, cash equivalents and restricted cash	84,088	198,707
Cash, cash equivalents and restricted cash at beginning of period	136,233	23,282
Cash, cash equivalents and restricted cash at end of period	$220,321	$221,989

(1)	The condensed consolidated statement of cash flows for the prior period has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30, 2018
	GAAP	Stock-based compensation	Amortization of debt discount	Non-GAAP
Cost of revenue:
Cost of subscription services	$16,332	$(1,529)	$—	$14,803
Cost of professional services	7,775	(889)	—	6,886
Gross profit	59,514	2,418	—	61,932
Gross margin	71%	3%	—%	74%
Operating expenses:
Research and development	19,929	(4,213)	—	15,716
Sales and marketing	49,493	(4,153)	—	45,340
General and administrative	15,070	(3,351)	—	11,719
Operating loss	(24,978)	14,135	—	(10,843)
Operating margin	(30)%	17%	—%	(13)%
Other expense, net	(1,215)	—	2,381	1,166
Net loss	$(25,962)	$14,135	$2,381	$(9,446)
Net loss per share (1)	$(0.25)	$0.14	$0.02	$(0.09)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 104,203 basic and diluted weighted-average shares of common stock.

	Three Months Ended April 30, 2017
	GAAP (2)	Stock-based compensation	Amortization of acquired intangibles	Non-GAAP (2)
Cost of revenue:
Cost of subscription services	$11,157	$(686)	$(4)	$10,467
Cost of professional services	6,306	(469)	—	5,837
Gross profit	34,862	1,155	4	36,021
Gross margin	67%	2%	—%	69%
Operating expenses:
Research and development	15,359	(3,301)	—	12,058
Sales and marketing	35,303	(2,375)	—	32,928
General and administrative	11,639	(2,075)	—	9,564
Operating loss	(27,439)	8,906	4	(18,529)
Operating margin	(52)%	17%	—%	(35)%
Other expense, net	(19)	—	—	(19)
Net loss	$(27,706)	$8,906	$4	$(18,796)
Net loss per share (1)	$(0.70)	$0.23	$—	$(0.47)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 39,783 basic and diluted weighted-average shares of common stock.

(2)	Financial information for prior period presented above has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(unaudited)

Free Cash Flow
	Three Months Ended April 30,
	2018	2017
Net cash provided by (used in) operating activities	$3,972	$(9,686)
Less:
Purchases of property and equipment	(4,477)	(2,448)
Capitalization of internal-use software costs	(1,051)	(1,208)
Free Cash Flow	$(1,556)	$(13,342)
Net cash provided by (used in) investing activities	(238,942)	8,217
Net cash provided by financing activities	319,445	200,108
Free Cash Flow Margin	(2)%	(26)%

Calculated Billings
	Three Months Ended April 30,
	2018	2017 (1)
Total revenue	$83,621	$52,325
Add:
Unbilled receivables, current (beginning of period)	809	1,537
Deferred revenue, current (end of period)	173,548	111,759
Less:
Unbilled receivables, current (end of period)	(1,619)	(2,151)
Deferred revenue, current (beginning of period)	(159,816)	(102,966)
Current calculated billings	96,543	60,504
Add:
Deferred revenue, noncurrent (end of period)	4,346	3,578
Less:
Deferred revenue, noncurrent (beginning of period)	(4,963)	(4,154)
Calculated billings	$95,926	$59,928

(1)
Current calculated billings and calculated billings for the three months ended April 30, 2017 presented above have been modified to conform with the adoption of ASC 606, which now includes unbilled receivables.